Exhibit 99.1

1114 Avenue of the Americas New York , NY 10036 T 212 .930 .9400 E investors@safeholdinc.com Press Release Safehold Reports Fourth Quarter and Fiscal Year 202 5 Results NEW YORK, February 11 , 20 26 Safehold Inc. (NYSE: SAFE) reported results for the fourth quarter and fiscal year ended December 31, 202 5. SAFE published a presentation detailing these results which can be found on its website, www.safeholdinc.com in the “Investor s” section. Highlights from the earnings announcement include: ⎯ Q4 ’25 revenue was $ 97.9 million, and FY ’25 was $ 385.6 million ⎯ Q4 ’25 net income attributable to common shareholders was $ 27.9 million, or $30.1 million excluding non -recurring losses, and FY’2 5 net income attributable to common shareholders was $114.5 million, or $ 11 8.6 million excluding non-recurring losses 1 ⎯ Q4 ’25 earnings per share was $ 0.39, or $0.42 excluding non -recurring losses, and FY’2 5 earnings per share was $ 1. 59 , or $ 1.65 excluding non-recurring losses 1 ⎯ Estimated Unrealized Capital Appreciation increased to $9.3 billion ⎯ 202 5 Highlights Include: 1 Non -recurring losses were $2.2m and $4.2m in Q4’25 and FY’25, respectively, for the $1.9m write -off of a preferred equity position in a leasehold joint venture in Q1’25 and the $2.2m loss on early extinguishment of debt in Q4’25. There were no non -recurrin g gains during these periods .

1114 Avenue of the Americas New York, NY 10036 T 212.930.9400 E investors@safeholdinc.com o Investments: $429 million 23 of new originations in 202 5, including 17 new ground leases for $ 277 million 2 and four leasehold loan s for $ 15 2 million 3 , bringing total aggregate ground lease portfolio to $ 7.1 billion o Credit: Received credit ratings upgrade to A - with stable outlook from S&P Ratings . Safehold now rated A - / A3 / A - by S&P, Moody’s and Fitch, respectively, all with stable outlook o Capital: Closed $400 million 5-year unsecured term loan and repaid $227 million secured debt maturing 2027 “Safehold had a productive 2025 and is well positioned for 2026 ,” said Jay Sugarman, Chairman and Chief Executive Officer. “ Customer dialogue and closings have been active , our affordable housing business has good momentum , and our cost of capital has significantly improved following a third credit ratings upgrade to A-. With the addition of Michael Trachtenberg as President strengthening our leadership team, we look forward to put ting our capital to work to serve our customers and creat e value for our shareholders .” The Company will host an earnings conference call reviewing this presentation beginning at 9:00 a.m. ET on Thursday , February 12 , 202 6. This conference call will be broadcast live and can be accessed by all interested parties through Safehold 's website in the “Investors” section, and by using the dial -in information listed below: Dial -In: 877 .545 .0523 International: 973.528.001 6 Access Code: 239703 A replay of the call will be archived on the Company’s website. Alternatively, the replay can be accessed via dial -in from 2:00 p.m. ET on February 12 , 202 6 through 12:00 a.m. ET on February 26, 202 6 by calling: Replay: 877.481.4010 International: 919.882.2331 Access Code: 53587 2 Includes Safehold’s $136 million forward commitments for the Ground Leases new originations in FY’25 that have not yet been funded as of 12/31/2 5 (such funding commitments are subject to certain conditions) . There can be no assurance Safehold will fully fund these transactions. 3 Includes Safehold’s $10 7m forward commitments for the Leasehold Loans new originations in FY’25 that have not yet been funded as of 12/31/25 (such funding commitments are subject to certain conditions). Excludes $3 0m commitment regarding contingent -based loan allocation which is fully unfunded as of 12/31/25. There can be no assurance Safehold will fully fund these transactions.

1114 Avenue of the Americas New York, NY 10036 T 212.930.9400 E investors@safeholdinc.com Non -GAAP Financial Measures: Net income attributable to Safehold Inc. common shareholders excluding non -recurring (gains) / losses, and EPS excluding non -recurring (gains) / losses, are non -GAAP measures used as supplemental performance measures to give management and investors a view of net income and EPS more directly derived from operating activities in the period in which they occur. Net income attributable to Safehold Inc. common shareholders excluding non -recurring (gains) / losses is calculated as net income (loss) attributable to common shareholders, prior to the effect of non -recurring gains and losses, as adjusted to exclude corresponding amounts allocable to noncontrolling interests. It should be examined in conjunction with net income attributable to common shareholders as s hown in our consolidated statements of operations. EPS excluding non -recurring (gains) / losses is calculated as net income attributable to Safehold Inc. common shareholders excluding non -recurring (gains) / losses, divided by the weighted average number o f diluted common shares. These metrics should not be considered as alternatives to net income attributable to common shareholders or EPS, respectively (in each case determined in accordance with generally accepted accounting principles in the United States of America ("GAAP")). These measures may differ from similarly - titled measures used by other companies. Reconciliations of these non -GAAP financial measures to their most directly comparable GAAP financial measures are presented below. Earnings Reconciliation (all figures in thousands except per share figures) 1 Q4’2 5 FY’2 5 Net income attributable to Safehold Inc. common shareholders $27,876 $114,469 Add: Non -recurring (gains ) / losses 2 2,224 4,170 Net income attributable to Safehold Inc. shareholders excluding non -recurring (gains ) / losses $30,100 $1 18,639 Weighted average number of common shares – basic 71, 756 71, 694 Weighted average number of common shares – diluted 71, 866 71, 786 EPS excluding non-recurring (gains) / losses (basic & diluted) $0. 42 $1. 65 1 All numbers net of impact attributable to noncontrolling interests. 2 Non -recurring losses were $2.2m and $4.2m in Q4’25 and FY’25, respectively, for the $1.9m write -off of a preferred equity position in a leasehold joint venture in Q1’25 and the $2.2m loss on early extinguishment of debt in Q4’25. There were no non -recurring gains durin g these periods .

1114 Avenue of the Americas New York, NY 10036 T 212.930.9400 E investors@safeholdinc.com About Safehold: Safehold Inc. (NYSE: SAFE) is revolutionizing real estate ownership by providing a new and better way for owners to unlock the value of the land beneath their buildings. Having created the modern ground lease industry in 2017, Safehold continues to help ow ners of high quality multifamily, office, industrial, hospitality, student housing, life science and mixed -use properties generate higher returns with less risk. The Company, which is taxed as a real estate investment trust (REIT), seeks to deliver safe, g rowing income and long -term capital appreciation to its shareholders. Additional information on Safehold is available on its website at www.safeholdinc.com . Company Contact: Pearse Hoffmann Senior Vice President Head of Corporate Finance T 212.930.9400 E investors@safeholdinc.com